    As filed with the Securities and Exchange Commission on January 20, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                                January 10, 1999



                                    SPR INC.
             (Exact name of registrant as specified in its charter)




           Delaware                      0-22097                36-3932665
(State or other jurisdiction of      (Commission File        (I.R.S Employer
incorporation or organization)          Number)              Identification No.)


                          2015 Spring Road, Suite 750
                           Oak Brook, Illinois  60523
              (Address of principal executive offices) (Zip Code)


              Registrant's telephone number, including area code:
                                 (630) 575-6200






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ITEM 5.  OTHER EVENTS

                 METAMOR WORLDWIDE, INC. AND SPR, INC. TO MERGE

HOUSTON, JANUARY 11, 1999--METAMOR WORLDWIDE, INC. (NASDAQ: MMWW), one of the leading providers of information technology (IT) services, and SPR, INC. (NASDAQ: SPRI), a leading IT services corporation providing innovative solutions to Fortune 1000 companies, today announced that they will merge to form a global IT solutions and services company with one of the most comprehensive service offerings in the industry. The merger is expected to be accretive to Metamor's 1999 earnings per share.

The transaction will be structured as a pooling-of-interest, tax-free merger. Each of SPR's common shares will be exchanged for 0.8 shares of Metamor's common stock, which would result in 77 percent of the combined company owned by Metamor shareholders and 23 percent owned by SPR shareholders. The merger is subject to regulatory and shareholder approvals. Closing is expected in April 1999, following the votes of each company's shareholders.

The combined company will be one of the nation's largest IT solutions and services providers, employing approximately 8,200 consultants in 73 offices and 21 development centers. The combined company expects to generate 1999 revenues of over $1.25 billion.

Rob Figliulo, SPR's chairman and chief executive officer, will join Metamor's board of directors after the merger is completed. All of the members of SPR's Executive Operating Committee and management will become part of the management team of the combined company. In addition, all of the members of SPR's Executive Operating Committee have granted Metamor a proxy to vote in favor of the merger and, under certain circumstances an option to purchase shares representing approximately 22 percent of the outstanding shares of SPR's common stock.

The strategic merger with SPR will broaden Metamor's service offerings by creating a vertical practice group focused on the mainframe and its emerging role with new technologies such as data warehousing, Internet/intranet and electronic commerce. In addition, the combination will permit Metamor to compete for mainframe outsourcing assignments. Metamor believes it will be able to scale SPR's established and unique operating model into major metropolitan markets where Metamor has strong market position, customer relationships and existing infrastructure.

Michael T. Willis, Metamor's chairman and chief executive officer, said, "Our strategic merger with SPR is an important step in expanding our service offerings. Through this merger, we gain additional project-based management and resources that will allow Metamor to provide value-added outsourcing solutions to customers using mainframe technologies."

According to industry sources, the IT outsourcing market was estimated at $173 billion in 1998 and will achieve a 16 percent compound annual growth rate through 2000.

Willis further stated, "The more corporate America does business over the Internet, the more it becomes necessary to link the mainframe to the web. SPR's mainframe clientele has an

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immediate need to connect their mainframe environments to newer technologies.
Because Metamor has extensive e-commerce and Internet capabilities, the combined companies can now provide complete solutions to all their customers."

"The mainframe computer is in the early stages of a renaissance," Figliulo stated. "This merger gives us a unique position to drive IT solutions that maximize our clients' significant mainframe investments. We will continue to offer our customers proven expertise in mainframe services, as well as tap into other Metamor divisions to provide a broader range and greater depth of IT services. We can now say 'yes' to the full range of our clients' IT needs beyond mainframe services, and we can do it backed by the distinction and power of Metamor's resources."

Figliulo continued, "In addition, because Metamor is a global operation, we will be able to serve our customers' mainframe technology needs both domestically and through Metamor's four offshore development centers, offering customers a truly international scope of services."

Metamor also announced that, in connection with this transaction, it has rescinded its stock buy-back program.

Metamor Worldwide, a diversified global IT solutions and services provider, offers customers project management and project delivery capabilities for a broad range of technology solutions including Internet and Web-enabled applications, custom application development, data warehousing, ERP package implementation, systems integration, software engineering, application support and training. With IT professionals and development centers located domestically and abroad, Metamor Worldwide's flexible delivery of value-added services is provided through a combination of geographic presence, industry focus and specialized technology practices.

Founded in 1973 and headquartered in the Chicago area, SPR Inc. provides Fortune 1000 companies with IT services including general consulting as well as five outsourcing services: software modernization, mass change, application management, information delivery and software quality services. SPR's outsourcing services help customers derive maximum value from their existing IT investments with comprehensive solutions for maintaining, improving and transitioning legacy systems. In September 1998, SPR was named to "The Fast Fifty" list of America's fastest growing small cap companies published by Individual Investors Group, Inc. SPR has offices in Oak Brook, IL, Dallas, Milwaukee and Tulsa.

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                    METAMOR WORLDWIDE, INC. AND SUBSIDIARIES
    SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                    (in thousands, except per share amounts)



                                                                                PRO FORMA FOR SPR INC.
                                                          HISTORICAL                  MERGER (1)
                                                      -------------------       ----------------------
                                                       1998         1997          1998           1997
                                                      -------------------       ----------------------
Revenues                                             $620,169    $373,719         $682,984     $410,621
Gross profit                                          204,615     106,407          230,488      120,990
EBITDA                                                 69,086      33,049           81,850       37,291
Operating Income                                       56,587      27,516           67,553       31,442
Interest (expense) and other                          (11,527)     (6,045)         (10,031)      (6,197)
                                                     --------------------         ---------------------
Income before Income taxes                             45,060      21,471           57,522       25,245
Income from continuing operations                      26,133      12,451           33,610       14,716
Income from discontinued operations                    22,691       9,245           22,691        9,245
                                                     --------------------         ---------------------
Net Income                                           $ 48,824    $ 21,696         $ 56,301     $ 23,961
                                                     ====================         =====================
Earnings per share (diluted):
   Income from continuing operations                 $   0.78    $   0.38         $   0.76     $   0.36
   Discontinued operations                               0.61        0.29             0.46         0.23
                                                     --------------------         ---------------------
   Net income                                        $   1.39    $   0.67         $   1.22     $   0.59
                                                     ====================         =====================
Number of shares used to calculated EPS                38,806      32,558           49,599       40,606
                                                     ====================         =====================
Margins:
   Gross                                                 33.0%       28.5%            33.7%        29.5%
   EBITDA                                                11.1%        8.8%            12.0%         9.1%
   Operating                                              9.1%        7.4%             9.9%         7.7%

                                                      SEPTEMBER 30, 1998
                                                     ---------------------
                                                     HISTORICAL  PRO FORMA
                                                     ----------  ---------
Balance Sheet Data:
Cash and cash equivalents                             $60,539     $65,921
Short-term marketable securities                            -      43,440
Long-term debt                                        193,935     193,935
Stockholders' equity                                  331,973     390,180


(1) The Pro forma data adjusts the historical operating results of Metamor Worldwide, Inc. to give effect to the merger of SPR, Inc. as if the acquisition had been consummated as of the beginning of the periods presented. The estimated merger costs of $8.0 million are not included in costs and expenses, but will be recognized as incurred.

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties. Although the companies have used their best efforts to be accurate in making those forward-looking statements, it is possible that the assumptions made by management may not materialize. In addition, the information set forth in each of the companies' Form 10-K for the fiscal year ended December 31, 1997 and Form 10-Q for the fiscal quarter ended September 30, 1998, describes certain additional risks and uncertainties that could cause actual results to vary materially from the results covered in such forward-looking statements.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, SPR Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SPR INC.

Date:  January 19, 1999                       By:    /s/ STEPHEN T. GAMBILL
                                                     ------------------------
                                                     Stephen T. Gambill
                                                     Chief Financial Officer

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